Exhibit 99.2

Investor Contact: Sunesis Pharmaceuticals, Inc. Eric Bjerkholt 650-266-3717	Media Contact: Sunesis Pharmaceuticals, Inc. Dan Weinseimer 650-266-3739

Sunesis Pharmaceuticals Announces Up To $43.5 Million Financing

-- Conference Call Scheduled for Today at 5:00 p.m. EDT --

SOUTH SAN FRANCISCO, Calif (April 1, 2009) – Sunesis Pharmaceuticals, Inc. (Nasdaq: SNSS) today announced the execution of a securities purchase agreement with accredited investors providing for a private placement of up to $43.5 million in a tranched financing, including two tranches of units consisting of convertible preferred stock and common stock warrants, and a tranche of common stock.

The private placement contemplates the sale of up to $15.0 million of units consisting of convertible preferred stock and warrants to purchase common stock in two closings. $10.0 million of units would be sold in the initial closing, which is expected to occur in the near term, subject to the satisfaction of customary closing conditions. An additional $5.0 million of units may be sold in a second closing, which may occur at the company’s election or at the election of the investors in the private placement, and which is subject to approval by Sunesis Pharmaceuticals’ stockholders and the satisfaction of customary closing conditions. If the closing occurs at the Company’s election, it will also be subject to the satisfaction of a condition related to the achievement of a specific milestone with respect to Sunesis Pharmaceuticals’ voreloxin product candidate and Sunesis Pharmaceuticals’ common stock trading above a specified floor price. Subject to approval by Sunesis Pharmaceuticals’ stockholders, the remaining tranche of up to $28.5 million of common stock can be invested at the election of the holders of a majority of the convertible preferred stock, in their sole discretion, with the date of termination of the preferred stockholders’ right to make such an election subject to Sunesis Pharmaceuticals’ future cash balance.

In the initial closing for $10.0 million of units, Sunesis Pharmaceuticals would issue approximately 2.9 million shares of convertible preferred stock, which would be convertible into approximately 29.0 million shares of common stock, and warrants to purchase approximately 29.0 million shares of common stock. In the second closing for an additional $5.0 million of units, if completed, Sunesis Pharmaceuticals would issue approximately 1.45 million shares of convertible preferred stock, which would be convertible into approximately 14.5 million shares of common stock, and warrants to purchase approximately 14.5 million shares of common stock.  The per unit purchase price for a share of convertible preferred stock and a warrant to purchase 10 shares of common stock would be $3.45 for both the first and second closings. The warrants issuable at the first and second closings would have an exercise price of $0.22 per share and a term of 7 years from issuance. In the closing for $28.5 million of common stock, if completed, Sunesis Pharmaceuticals would issue approximately 103.6 million shares of common stock at a purchase price of $0.275 per share.

Upon the initial closing, certain of the investors would have the right to designate three of eight members of Sunesis Pharmaceuticals’ Board of Directors. Following the second closing, if completed, the investors would have the right to designate five of nine members of the Board of Directors. In conjunction with this private placement, when the initial closing takes place, the investors will receive a number of additional rights as a result of their convertible preferred stock ownership, including the right to approve any sale of the company, any issuance of debt or preferred stock and, except if certain conditions are met, any issuance of common stock, other than the second closing and the common stock closing described above. Upon any sale of the company or the majority of its assets or shares or a significant partnering transaction, the holders of the convertible preferred stock would have a right to receive proceeds equal to three times the purchase price of each unit for each share of convertible preferred stock, in preference to any other class of stock.

Participants in the transaction include funds managed by Bay City Capital, New Enterprise Associates, Alta Partners, Caxton Advantage Life Sciences Fund, Merlin Nexus, Nextech Venture, OpusPoint Partners, Venrock Associates and Vision Capital Advisors. Members of management also participated in this transaction. Jefferies & Company, Inc. acted as the exclusive placement agent for this transaction, and Cowen and Company, LLC and RBC Capital Markets Corporation served as financial advisors.

“Following last year’s restructuring to focus our resources on advancing our promising lead oncology product candidate, voreloxin, we are pleased to note the significant patient accrual, investigator interest and growing body of evidence of voreloxin’s therapeutic potential across our acute myeloid leukemia (AML) and ovarian cancer phase 2 clinical trials,” said Daniel Swisher, Sunesis’ Chief Executive Officer. “The resulting progress has enabled us to attract a syndicate of supportive investors to this tranched financing that has the potential to support voreloxin through late stage development in AML and to the anticipated filing of an NDA. In the midst of a difficult financing market, we are pleased to have the opportunity to realize the potential for voreloxin to be a first-in-class anti-cancer agent for treating these diseases, and potentially other hematologic and solid tumors.”

In conjunction with the closing of the private placement, the company expects to complete a reduction in force affecting six employees, including two executives: Valerie Pierce, Senior Vice President and General Counsel, and Dr. Lesley Stolz, Vice President Business and Corporate Development. In addition, Dr. Jim Young is retiring as Executive Chairman and will continue to serve on the Board of Directors as non-executive Chairman. “I am saddened by the departure of these trusted colleagues. Their individual and combined contributions to Sunesis over the years have been invaluable. I thank them for their service,” added Mr. Swisher.

Conference Call Information

Sunesis management will host a conference call today to review the private placement, as well as the fourth quarter and the 2008 fiscal year results reported separately today, and to provide a general business update at 5:00 p.m. EDT / 2:00 p.m. PDT. Individual and institutional investors can access the call via 1-877-874-1567 (U.S. and Canada) or +1-719-325-4788 (international). To access the live audio webcast or the subsequent archived recording, visit the “Investors and Media – Calendar of Events” section of the Sunesis website at www.sunesis.com. The webcast will be recorded and available for replay on the company's website until April 15, 2009.

About Sunesis Pharmaceuticals

Sunesis is a biopharmaceutical company focused on the development and commercialization of new oncology therapeutics for the treatment of hematologic and solid cancers. Sunesis has built a highly experienced cancer drug development organization committed to advancing its lead product candidate, voreloxin, in multiple indications to improve the lives of people with cancer.  For additional information on Sunesis Pharmaceuticals, please visit http://www.sunesis.com.

The securities to be issued in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act’), or any state securities laws and unless so registered may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release contains forward-looking statements, including without limitation statements related to the completion of the financing transaction described in this press release and the sufficiency of the proceeds thereof to support voreloxin through late stage development in AML and to the anticipated filing of an NDA.  Words such as "potential," "expected," "anticipated," "would" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Sunesis' current expectations. Forward-looking statements involve risks and uncertainties. Sunesis' actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the satisfaction of the conditions to the completion of each tranche of the financing transaction, including the risk that the conditions to closing may not be satisfied, resulting in Sunesis not receiving any of the expected proceeds from the transaction; risks related to Sunesis' need for additional funding; risks related to the terms of the financing transaction and securities to be issued; the risk that Sunesis' development activities for voreloxin, including enrollment and reporting of results, could be halted significantly or delayed for various reasons; and the risk that Sunesis' clinical trials for voreloxin may not demonstrate safety or efficacy or lead to regulatory approval. These and other risk factors are discussed under "Risk Factors" and elsewhere in Sunesis' Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, Current Report on Form 8-K anticipated to be filed on the date of this press release and other filings with the Securities and Exchange Commission. Sunesis expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SUNESIS and the logo are trademarks of Sunesis Pharmaceuticals, Inc.